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Financial Highlights

1.76
1.68
3.18
3.26
3.42
08
09
10
11
12

Revenue
(in billions)

155.4
146.5
186.3
194.4
260.2
08
09
10
11
12

Net Income
(in millions)

3.50
3.42
3.69*
4.46*
5.18*
08
09
10
11
12

Diluted Earnings per Share (in dollars)

*Adjusted diluted earnings (see Corporate Information for more details)

FY10 Revenue and Net Income are pro forma.

FY11 Net Income does not exclude transaction and integration expenses of $100.5 million.

FY12 Net Income does not exclude transaction and integration expenses of $86.1 million.

Towers Watson 2012 Annual Report | 3

To Our Stakeholders

Dear Stakeholder:
Fiscal year 2012 was a solid one for Towers Watson, even in the face of continuing economic difficulties in many parts of the world.

> "I attribute our performance largely to the fact that we consistently put our clients first, made it our business to understand their businesses and delivered workable, real-world solutions."

We started the year as a market leader, and thanks to associates who are passionate about our company — and the many clients around the world who trust us and seek our advice — we grew our business in important new directions.

Our financial results, summarized elsewhere in this report, were strong. What's more, we earned recognition that testifies to the core values that drive us. *Fortune* magazine named Towers Watson one of the World's Most Admired Companies.

Our clients faced many challenges this year. In looking to grow their businesses under persisting difficult circumstances, they came to us for help in a number of critical areas, including handling pension liabilities, complying with new regulations, managing risk and planning for tomorrow's workforce. I attribute our performance largely to the fact that we consistently put our clients first, made it our business to understand their businesses and delivered workable, real-world solutions. In addition, we continued to make innovation a priority, and further streamlined our processes to make it easier to collaborate with our clients and with each other. Those are the types of day-in, day-out strategies and actions that add up to a successful year.

Results by Segment

I'm pleased to report that fiscal year 2012 was a year of achievement for Towers Watson. Despite a decrease in the fourth quarter, our revenues for the fiscal year were $3.42 billion, a 5% increase over the previous year. Net income attributable to controlling interests was $260 million, and adjusted diluted earnings per share were $5.18. All of our segments contributed to this success; some of the highlights are discussed below.

Towers Watson 2012 Annual Report | 4

Revenues in our Benefits segment grew 4% this year on a constant currency basis. Organizations sought our help with ongoing benefit cost and risk pressures driven by a volatile economy, coupled with a persistent low interest rate environment and changing benefit regulations in many countries.

In Retirement, we benefited from steady, recurring work with long-term clients. This included consulting on pension de-risking, lump sum distribution and management, and other strategies as companies shifted from defined benefit (DB) to defined contribution (DC) retirement plans for their employees. Many clients needed help managing their DC plans, and we saw more clients begin to bundle administration, outsourcing and actuarial services.

Clients asked our Health and Group Benefits experts to help them manage their health plans more cost efficiently. We also responded to multinational companies’ sharpened focus on global health and productivity. And we helped U.S. clients reshape their total rewards programs and make other changes in response to the Patient Protection and Affordable Care Act. This major piece of legislation requires virtually all our U.S. clients to make decisions that will significantly affect their employees and bottom line.

Our International Consulting Group (ICG) grew revenues by helping clients with merger and acquisition (M&A) transactions and integration, and through ongoing work for multinationals.

Revenues increased for our Technology and Administration Solutions (TAS) line of business. TAS completed a number of full outsourcing agreements this year and continued to benefit from our January 2011 acquisition of Aliquant, a U.S. outsourcing and administration company.

Our Risk and Financial Services (RFS) segment had 10% revenue growth on a constant currency basis as we helped clients tackle a host of challenges: regulatory changes, the Eurozone crisis and continued low interest rate environment, and M&A activity. To further strengthen RFS, we acquired WellsCanning, an insurance investment firm operating primarily in North America. WellsCanning’s investment expertise significantly broadens our service offering to the insurance industry. The acquisition also creates a more holistic solution set through collaboration between our Investment consultants and our Risk Consulting and Software business.

Clients came to our Risk Consulting and Software experts for help with financial and regulatory reporting — especially preparing for Solvency II in Europe, enterprise risk and capital management, and M&A transactions. And we continued to benefit from our fiscal year 2011 acquisition of property & casualty consulting and software firm EMB.

In Brokerage, a strong renewal season and favorable pricing conditions contributed to revenue growth in the Americas and EMEA. And by creating a brokerage operation in Germany and signing on new talent in France, we expanded this group’s operations in Europe.

Low interest rates and elevated market volatility continued to drive companies to our Investment consulting services, and our revenues grew as clients sought new ways to increase investment returns. Demand increased for delegated investment services (investment outsourcing), mostly among smaller investors, and for our alternative investment offerings. Also, we expanded our hedge fund business to include the U.S. and grew our wealth management business in Asia Pacific.

Revenues in our Talent and Rewards segment grew 5% on a constant currency basis. While concerns about the economy influenced spending decisions in Europe, clients in that region sought our expertise to help strike the right balance between managing talent and controlling costs.

Towers Watson 2012 Annual Report  |  5

Organizations in Asia Pacific and Latin America looked to us for help on all aspects of human capital as a means of taking advantage of the potential in their markets. And in North America, clients engaged us to align their people programs with their efforts to return to a growth mode.

Our Rewards, Talent and Communication consultants designed workforce strategies, crafted employee value propositions, developed total rewards programs and helped clients transition through major organizational change.

A variety of factors combined to keep our Executive Compensation consultants involved with client work. As legislative issues around the world drove companies to reexamine their executive compensation programs, clients looked to us for help aligning pay and performance, mitigating risk, and preparing for and responding to shareholder opinions.

Our clients relied on Towers Watson’s Data, Surveys and Technology teams to implement technology to support HR processes; to gain access to essential benchmarking data on pay, practices and employee perspectives; and to apply our sustainable engagement model to unlock the full potential of their workers.

As the fiscal year neared its end, we created Exchange Solutions, our newest business segment, after acquiring Extend Health. The acquisition added the nation’s largest private Medicare exchange to the Towers Watson portfolio of services. Exchange Solutions allows employers to transition Medicare-eligible retirees from DB group health plans to DC individual health plans. Though Exchange Solutions’ market is limited to the U.S. at this point, the segment already serves over 30 Fortune 500 employers and works with more than 210,000 active members.

A Focus on Growth

Throughout the year, our primary focus has been twofold: first, to respond to clients’ needs, and second, to implement a rational, successful growth strategy that incorporates organic growth, acquisitions and innovation.

Our organic growth is client-centered. By giving clients multidisciplinary teams with broad-based expertise, we can best understand their issues at both the macro- and micro-level, and provide solutions that address key business issues in a meaningful way. To help support this growth, we have further refined our global account management framework and provided cross-business training and account-planning training to key associates. We’re already seeing the benefits of this approach as our associates deepen their relationships with clients and further establish themselves as trusted business advisors.

As part of our growth strategy, we conducted a review of emerging markets throughout the world. We are focusing our immediate efforts on regions and countries with strong economic indicators and growing market opportunities, which also have a significant number of multinationals and large domestic firms, as well as a growing market for consulting services.

We also looked for inorganic growth opportunities. Through our acquisitions of Extend Health and WellsCanning, and our increased shareholding in Fifth Quadrant, a South African benefit consulting firm, to 51%, we broadened our service offerings in ways that should boost revenues in the long term.

Our work to create a Towers Watson culture of innovation was fueled by a meeting of forwardlooking minds from throughout the company and around the world. Together, they developed ideas for growth and innovation, and subjected them to rigorous challenge and assessment. Many of the ideas generated at the conference will be further explored, and the most promising will be launched.

Towers Watson 2012 Annual Report  |  6

Meanwhile, our list of innovative products and services continued to grow this year. For example, we obtained two patents for Replicated Stratified Sampling™, which significantly speeds up run times for complex insurance calculations. We developed VERA, the world’s first automated narrative textprocessing tool designed specifically for employee survey comments, and we launched three new smartphone apps. And we developed new techniques for pension de-risking that recently received regulatory approval in the U.S. and are being implemented by two major corporations. By growing and innovating in these ways, we’re better able to help our clients meet their goals.

Building on Strength

Maintaining our associates’ high level of technical quality and their commitment to client service is critical to our success. In fiscal year 2012, we strengthened our focus on associate and leadership development, and implemented a strategy to establish a more diverse and inclusive workplace. These steps help ensure that we’ll continue to attract the most talented, innovative people, and help them increase their knowledge and skills so they can better serve our clients. I’m pleased with the steps we have taken, and we look forward to more progress in these critical areas.

As we enter fiscal year 2013, our position is a good one: We have significant recurring revenues, consistent margins, solid cash flow, a solid balance sheet and a diverse client base. We’ve made strategic use of capital for M&As, share repurchases and dividend payments. With this foundation, we’ll have clear-cut opportunities for continued profitable growth that will reinforce our market leadership. For example, the economy and the business environment dictate that companies will need help with pension de-risking and M&A transactions. In the U.S., organizational needs pertaining to health care reform will only become larger and more complex. Our EMEA clients will continue to need our help to control their people costs and improve productivity. We’ll help clients with these and other challenges by conducting research to understand global forces and industry trends.

In closing, I want to acknowledge two of our Board members. First, I’d like to express my sincere gratitude to John Gabarro, who will retire from the Board this year. Starting in 1995, Jack has served on our Board with diligence and insight, and has been a key contributor to the company’s success. Second, I’d like to congratulate Linda Rabbitt, our Lead Director, who was recently named a 2012 Director of the Year by the National Association of Corporate Directors. This is a richly deserved honor, and all of us who know and work with Linda were delighted to see her recognized in this way.

Finally, I’m deeply appreciative of the work all of our associates have done this year. Their talent, energy and willingness to go above and beyond for our clients and our company are true differentiators for us.

The coming year holds great opportunities for Towers Watson, our clients and our associates. With our strong foundation, energy, ideas and a clear vision for our future, we’ll continue to thrive and to retain our position as a leader in our industry.

Sincerely,

John J. Haley

Chairman and Chief Executive Officer

Towers Watson 2012 Annual Report  |  7

Benefits

56%
of company revenue

Employers must continually balance the need to offer a benefit package that can attract and retain employees while controlling benefit costs and risks. The right benefit package helps keep workers healthy, productive, engaged and able to retire at an appropriate age.

AP
3%
32%
EMEA
66%
AMERICAS

Revenue by geography

Retirement

- Offers strategy and plan design, de-risking, actuarial services, compliance and governance strategies, DC solutions, administration and retiree health
- Funding requirements for pension plans continue to increase dramatically around the world, making the effective management of these plans more complex. As a result, a growing number of companies seek de-risking solutions, and management of frozen and closed plans. Because we provide actuarial services to more of the world's top 300 pension funds than any other professional services company, we have a deep understanding of these issues and the global expertise to address them. As DC plans become the primary retirement vehicle in many countries, we work closely with employers to help employees better prepare for retirement.

69%
% of Benefits revenue

Technology and Administration Solutions

- Offers outsourced pension and retirement plan administration, and health and welfare administration
- We're one of the largest providers of benefits outsourcing services. We have hundreds of clients across multiple industries, and our benefits outsourcing solutions support seven million participants. Our client retention is over 98%. Clients stay with us because of our consultative approach, focus on accurate results and high-quality service. In 2012, for the second consecutive year, Towers Watson was named a leader on the Global Outsourcing 100 List by the International Association of Outsourcing Professionals.

12%
% of Benefits revenue

Towers Watson 2012 Annual Report | 8

Health and Group Benefits

- Provides program strategy and design for employer-sponsored health benefit plans for active employees and retirees
- Assists with the assessment, selection and management of vendors and service providers
- Cost management remains the top health benefit issue, and in the U.S., health care reform legislation is having a critical impact on employers. Countries around the world are continuing to experience a rising medical trend. Towers Watson pioneers innovative solutions in health care, including employer collaboratives to provide cost-effective pharmacy purchasing and new options for employers looking to rethink their role in providing health care coverage to retirees. We also work closely with clients around the world to strengthen the link between improved employee health and better productivity.

15%

% of Benefits Revenue

International Consulting Group

- Focuses on benefit, talent and risk issues for multinational corporations
- The increase in cross-border M&As, internationally mobile employees and ever-expanding markets has driven multinationals to seek advisors that understand their need to implement global efficiencies and governance in the context of local laws and customs. Towers Watson serves as global actuary for more multinational companies than any other professional services company. The ICG comprises more than 160 dedicated staff members — including senior consultants with more than 20 years of international consulting experience — making it the largest group in the industry to focus specifically on multinational issues.

4%

% of Benefits revenue

Towers Watson 2012 Annual Report | 9

Risk and Financial Services

24%
of company revenue

The link between capital management, risk and value has never been more critical than now, when economies are both more volatile and more closely connected than ever before. Insurance companies, investment committees and chief risk officers in all industries seek to combine risk management and operational improvements within their overall financial management framework as they focus on value creation and growth.

AP
10%
37%
AMERICAS
53%
EMEA
Revenue by geography

Risk Consulting and Software

54%
% of Risk and Financial Services revenue

- Primarily serves the global insurance industry, with actuarial and strategic business advice as well as support in such crucial areas as financial and regulatory reporting, enterprise risk and capital management, and M&A and corporate restructuring
- Provides financial modeling, pricing and reserving software and implementation support
- Insurance companies around the world face challenges ranging from low interest rates and economic volatility to increased regulation and technological change. Towers Watson brings a combination of deep consulting expertise, innovative solutions and advanced financial modeling software to these issues. This year, for example, we expanded our groundbreaking usage-based insurance (UBI) service in North America and Europe. In partnership with our Investment business, we also expanded investment advisory services to insurers in our efforts to meet both the asset and liability needs of our clients.

Towers Watson 2012 Annual Report | 10

Investment

- Creates financial value for the world's leading institutional investors through its expertise in risk assessment, portfolio construction and investment manager selection across all asset classes
- Ongoing global financial and economic challenges have made the task of being a successful investor more difficult. Towers Watson provides the advice as well as the research and analytical underpinnings needed to balance risk and return while addressing governance and regulatory requirements. We have assets under management of approximately $50 billion in delegated mandates and assets under advisement of more than $2 trillion. With a presence in all major institutional investment markets and more than 750 associates globally, Towers Watson's Investment business is one of the largest of its kind.

26%

% of Risk and Financial Services revenue

Reinsurance and Insurance Brokerage

- Provides analytics and decision support informing reinsurance strategy, placement and program structure; offers catastrophe exposure management; provides market security evaluation and monitoring, and policy portfolio management
- Insurance companies depend on reinsurance to expand underwriting capacity, reduce income statement volatility and protect their capital from extreme losses. We address clients' risk transfer objectives, identify the appropriate markets and provide robust analytics that leverage our advanced software to help clients make sound risk transfer decisions. We cover all major lines of business, and maintain trading relationships with more than 200 reinsurers and Lloyd's underwriters. We also provide insurance brokerage with a similar combination of analytics and risk transfer to support the risk management needs of corporations and captive insurance companies.

20%

% of Risk and Financial Services revenue

Towers Watson 2012 Annual Report | 11

Talent and Rewards

17%
of company revenue

Today's workforce is highly agile, accustomed to working anywhere at any time and comfortable collaborating on virtual teams. Successful organizations have a deep understanding of their employees, no matter where they are located or when they work. They use that information to craft employee value propositions, and effective talent and reward programs that enable them to quickly adapt to today's dynamic economic conditions, and create a workforce that is productive and engaged no matter what the economic landscape.

AP
13%
61%
AMERICAS
26%
EMEA
Revenue by geography

Rewards, Talent and Communication

- Offers base pay and incentive design, talent and performance management, HR function design, and communication and change management strategy and support
- Our consulting advice is supported by industry-leading talent and reward research, data and models that analyze the effect of talent and reward decisions on an organization's ability to attract, retain and engage employees and sustain a high-performance culture. We maintain one of the world's largest databases of workforce opinions, providing norms by country, industry and job level.
- In May 2012, Towers Watson launched a new change management model that focuses on creating and sustaining employee readiness and engagement.
- In October 2011, John Wiley & Sons, Inc. published *Transformative HR* by John Boudreau and Towers Watson consultant Ravin Jesuthasan, which describes an evidence-based approach to managing people that can propel the HR function to its next evolutionary stage.

41%
% of Talent and Rewards revenue

Towers Watson 2012 Annual Report | 12

Data, Surveys and Technology

- Designs, administers and analyzes employee opinion surveys; offers compensation market data reports worldwide; offers web-based talent and performance management software (**Talent**|REWARD®), as well as other HR technologies; offers web-based compensation data, reporting and analytical tools; and provides HR service delivery and function design
- Maintains one of the world's largest databases of workforce opinions, providing norms by country, industry and job level
- Talent management is a dynamic combination of art and science. Employer and employee data support decision making, and technology streamlines the process. Towers Watson has been a pioneer in the delivery of HR intranets and portal solutions since 1995, and regularly conducts research into HR function best practices. Towers Watson Data Services is a leading provider of compensation, benefit and employment practice information to the global employer community.

36%

% of Talent and Rewards revenue

Executive Compensation

- Helps organizations develop an executive pay philosophy and strategy, design short- and long-term incentives that drive performance and align with shareholder interests, assess program competitiveness, meet technical requirements, and connect with stakeholders via enhanced public disclosures and say-on-pay engagement strategies
- Years of intense scrutiny of executive pay have led to increasingly complex programs that strive to link pay to performance. Towers Watson offers the expertise of more than 400 compensation consultants worldwide, and maintains a comprehensive global database of executive compensation practices and data, including long-term incentives.

23%

% of Talent and Rewards revenue

Towers Watson 2012 Annual Report | 13

Exchange Solutions

$4 Million
contributed to the total company revenue

This newest segment operates the largest private Medicare exchange in the U.S.

- **Provides services to over 150 private and public sector clients, including over 30 *Fortune* 500 companies**
- **Has over 210,000 active members**

U.S. employers struggle to contain the rising costs for retiree health care, an issue that is expected to worsen as the population ages and baby boomers reach retirement age. Exchange Solutions allows employers to transition their Medicare-eligible retirees from DB group health plans to DC individual health plans. With its proprietary exchange and decision support technology, Exchange Solutions gives retirees the opportunity to select from thousands of private Medicare plans from more than 75 national and regional insurance companies, and helps employers provide access to individual coverage, typically with a DC subsidy.

Towers Watson 2012 Annual Report | 14

Growth Strategy

Our three-part strategy is focused on profitable growth. **Organic growth** relates to opportunities to expand our client base and capitalize on our existing businesses. **Inorganic growth** includes strategic moves that allow us to enter existing adjacent spaces, whether by adding scale to an existing business, helping us take our core services into new markets or establishing a new business. **Innovation** incorporates a disciplined approach to help us develop and deliver best-in-class client product and service offerings, beginning with ideas and business model designs, and progressing through acceptance testing and launch.

Inorganic Growth

- Expand core
- Enter adjacent spaces

Organic Growth

- Emphasize market penetration
- Expand in emerging markets
- Apply a target market approach

Innovation

- Use a disciplined approach
- Seed new capabilities

Towers Watson 2012 Annual Report | 15

Corporate Information

CORPORATE HEADQUARTERS
Towers Watson & Co.
875 Third Avenue, 16th Floor
New York, NY 10022 USA
towerswatson.com

COMMON STOCK LISTING FOR CLASS A COMMON SHARES
New York Stock Exchange
NASDAQ
Trading Symbol: TW

COMMON STOCK PRICE
The price of Towers Watson & Co. common stock as of September 18, 2012, was $54.47 per share.

Ranges of closing prices in fiscal 2012 of Towers Watson Class A Common Stock:

	High	Low
First Quarter	$66.38	$52.26
Second Quarter	$65.77	$58.45
Third Quarter	$66.52	$57.94
Fourth Quarter	$66.85	$57.12

DIVIDEND POLICY
The declaration and payment of dividends by the company is at the discretion of our Board of Directors and depends on numerous factors, including, without limitation, our net earnings, financial condition, availability of capital, debt covenant limitations and other business needs, including those of our subsidiaries and affiliates. On August 17, 2012, the company's Board of Directors approved an increase to the quarterly cash dividend, which is now in the amount of $0.115 per share.

ADJUSTED MEASURES
The company's management uses adjusted measures of income to evaluate its performance internally, and separately evaluates its performance of transaction and integration activities. Management determined that this information is useful to investors in evaluating its results of operations and providing a baseline for evaluation of future operating results.

ADJUSTED DILUTED EARNINGS PER SHARE
Adjusted diluted earnings per share include a normalized income tax rate and exclude transaction and integration costs, noncash stock-based compensation arising from the merger, amortization of merger accounting intangible assets, a change in accounting method for pension and non-recurring other income. Please refer to our 10-K (pages 53-54) filed on August 29, 2012, with the SEC for reconciliations of adjusted measures.

SEC FORM 10-K
Stockholders may obtain, without charge, a copy of Form 10-K for the year that ended June 30, 2012, as filed with the Securities and Exchange Commission, by addressing a written request to:

Aida Sukys
Investor Relations
Towers Watson & Co.
901 N. Glebe Road
Arlington, VA 22203 USA

Stockholders may also download a copy of Form 10-K by visiting **towerswatson.com**.

INDEPENDENT AUDITORS
Deloitte & Touche LLP
1750 Tysons Boulevard
McLean, VA 22102 USA

ANNUAL MEETING OF STOCKHOLDERS
The 2012 Annual Meeting of Stockholders will be held on November 16, 2012, at 8:00 a.m., Greenwich Mean Time, at

Towers Watson
71 High Holborn
London, England WC1V 6TP

OFFICER CERTIFICATIONS
In accordance with the rules of the New York Stock Exchange, the chief executive officer submitted the required annual certification to the NYSE regarding the NYSE's corporate governance listing standards. Towers Watson's Form 10-K for its fiscal year that ended June 30, 2012, as filed with the U.S. Securities and Exchange Commission, includes the certifications of Towers Watson's chief executive officer and chief financial officer required by Section 302 of the Sarbanes-Oxley Act of 2002.

Towers Watson 2012 Annual Report | 17

FORWARD-LOOKING STATEMENTS

This report includes forward-looking statements, including statements that express the company's or management's beliefs or expectations, or statements that are not historical facts. A number of risks and uncertainties exist that could cause results to differ materially from the results reflected in these forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to successfully make and integrate profitable acquisitions; the risk that the acquisition of Extend Health is not profitable or is not otherwise successfully integrated; the ability to successfully address issues surrounding the number of company shares that will become freely tradable on January 1, 2013; the risk that potential changes in federal and state health care regulations, or future interpretation of existing regulations, may have a material adverse impact on our business; the risk that our newly acquired Extend Health business fails to maintain good relationships with insurance carriers, becomes dependent upon a limited number of insurance carriers or fails to develop new insurance carrier relationships; the risk that changes and developments in the health insurance system in the United States could harm our business; our ability to respond to rapid technological changes; the ability to recruit and retain qualified employees, particularly given the company's recent changes in employee compensation plans; and to retain client relationships, particularly in the executive compensation business, given recent Securities and Exchange Commission (SEC) and other regulatory actions; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson's business, financial condition and results of operations. Additional risks and factors are identified under "Risk Factors" in Towers Watson's Annual Report on Form 10-K, filed on August 29, 2012, with the SEC.

Towers Watson 2012 Annual Report | 18

Towers Watson & Co. 2012 Annual Report

About Towers Watson

Towers Watson is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. With 14,000 associates around the world, we offer solutions in the areas of employee benefits, talent management, rewards, and risk and capital management.

Copyright © 2012 Towers Watson. All rights reserved.

towerswatson.com

TOWERS WATSON